EXHIBT 99.2
Bill Floyd Remarks
Associates Meeting
August 17, 2005
•	Good morning, everyone. To those of you participating by phone and to all of you here this morning, thanks for joining us.

•	Now, I’m sure no one here or on the phone can possibly imagine why I’ve called this meeting — and especially on such short notice. Our performance in July — like our second quarter — was great, but I can assure you I didn’t call this meeting to talk about July results.

•	No, I wanted all of you to be the first to know that we have reached an agreement for the sale of BEI. A few minutes ago, we distributed a press release announcing the fact that we’ve signed a definitive merger agreement under which our company will be acquired by North American Senior Care.

•	You probably don’t recognize the name “North American Senior Care.” That’s because it’s an entity formed specifically to engage in this transaction. But the parties participating with this entity have substantial experience in the acquisition and financing — on a nationwide basis — of healthcare providers and their real estate portfolios.

•	For example, last year they acquired Mariner Health Care, which also was a publicly traded company — with more than 250 skilled nursing facilities in 27 states. And in 2003 they acquired the real estate portfolio formerly operated by Integrated Health Services — more than 130 skilled nursing facilities in 23 states. So the parties associated with North American Senior Care have clearly demonstrated the ability to complete large-scale acquisitions.

•	We signed the merger agreement late yesterday, following a Board meeting in which our Directors approved the transaction. A copy of the press release is being emailed to all of you, and will also be available on our Web site.

•	North American Senior Care has agreed to pay our stockholders $12.80 a share in cash. On a fully diluted basis, that puts the value of the transaction at about $1.9 billion.
(PAUSE)

•	When I spoke with those of you in Operations two weeks ago — and with our Fort Smith associates last week — I talked about the frustration and anxiety that was the inevitable by-product of our lengthy sales process and of the fact that we were unable to share much meaningful information with you during that process.

•	Today ... I’m very glad to be able to finally break radio silence — to finally be able to share with you some solid information. I’m also very pleased with the winning bidder that emerged from our sale process.

•	As I’ve explained to you in our earlier discussions about the sales process, our Board of Directors had to select the bidder that offered our stockholders the best combination of price, terms and conditions. The agreement is subject to some further due diligence over the next week, and North American Senior Care and its advisors will be getting to know our company as they complete arrangements to close the merger over the next few months.
(PAUSE)
•	These factors were absolutely critical in the Board’s evaluation of the North American Senior Care bid. However, I’m particularly pleased with the selection of North American Senior Care for other reasons that are important to me personally — and, I believe, important to you. I’m pleased with the Board’s decision because I believe the leadership of North American Senior Care shares our commitment to continuing the profitable growth of both our skilled nursing operations AND our eldercare service businesses. They also share our commitment to providing high quality care to our patients, our clients and our customers.

•	These were only some of the factors the Board considered before approving the merger with North American Senior Care. We’ll be filing a proxy statement with the SEC in connection with the merger, and that statement will contain important information, including a detailed discussion of the reasons for approving this transaction.
(PAUSE)

•	When we were getting into the final stages of the sales process, I put together a list of several questions and issues that I asked each of the bidders to respond to in writing. It was important to me to get a better understanding of how the various parties viewed our accomplishments, whether they agreed with our Strategic Plan for the future, how they were planning to provide support services for the operating units, and what they thought about the culture of accountability — the culture of achieving results with integrity — that we’ve been building here at BEI.
(PAUSE)
•	I was very impressed by the responses I received from North American Senior Care. Based on those responses, I truly believe that they and BEI have the potential to be a great fit together.

•	The set of questions I developed included some issues of vital importance to all of you — issues that went far beyond price and ability to close that the Board had to use as their primary criteria. I’d like to summarize some of the responses I received from Len Grunstein, who represents North American Senior Care.

•	Now, I spent a fair amount of time with Len. And, I will tell you .... I think Len is a very high integrity person WHO DOES WHAT HE SAYS HE’S GOING TO DO. So I put a lot of credibility in what Len has told me.

•	Len shares our view that BEI and North American Senior Care have the potential to be a great fit — and that we can build a very bright future together.

•	He has studied the BEI Strategic Plan in some detail — and based on his analysis of our strategic plan, Len has indicated that he believes it makes a compelling argument for keeping the nursing home and service businesses together.

•	Len sees the real and measurable synergies among our skilled nursing operations and our eldercare service businesses — and he understands how our skilled nursing facilities are strengthened by the presence of our complementary rehab, hospice and home health businesses. In turn, our skilled nursing facilities provide a low-cost, low-risk way for service businesses to enter new markets.

•	Len agrees that it simply makes good business sense to keep these businesses together — and to maintain a focus on quality care, which we all know is the ultimate way to achieve success in this challenging business.

(PAUSE)
•	Len also expressed an interest in retaining key members of the management team. These decisions, of course, have to be made by individuals on a case-by-case basis. And no members of management have yet reached any agreement.
(PAUSE)
•	You will be pleased to know that Len also has indicated to me that he believes it makes good business sense to keep a winning team together here in Fort Smith.

•	Therefore, Len has told me that, following the close of the transaction, North American Senior Care will continue to maintain our corporate headquarters right were they are — in this building .... in Fort Smith.

•	Len understands that the support services here are a valuable resource for all the operating units. The Medicare/Medicaid/private pay group and the Accounts Receivables team that has achieved what has to be the best DSO in the industry are just a couple of examples of the talent available in this corporate center that would not be easily duplicated elsewhere.
(PAUSE)
•	But we all need to be realistic. There’s no question that there will be changes — and some jobs eventually will be eliminated. But, I know you are used to changes, based on the dramatic turnaround you’ve achieved in the past several years — and the difficult decisions that turnaround required.

•	For those jobs that may have to be eliminated, Len has assured me that North American Senior Care will retain our existing severance policies for at least one year after the transaction closes. In fact, that is an obligation in the merger agreement.

•	I hope that will give you some confidence — and a lower level of anxiety — as we begin our new relationship with North American Senior Care.
(PAUSE)

•	OK. Let’s talk a bit about the process that still is in front of us. We’ve signed the definitive merger agreement — but that’s not quite the end of the story. Someone once said that: “It ain’t over until it’s over.”

•	Well, the good news is that a lot of the heavy lifting has been completed — and the process ahead of us should be shorter and less uncertain for most of us than the process we’ve just concluded. But, make no mistake, there’s still more work that needs to be done.

•	For example, North American Senior Care has to complete the due diligence process. In the meantime, we’ll be working with them to obtain the necessary licensure approvals in the various states in which we operate. North American Senior Care, Inc. may terminate the merger agreement on or before August 23, 2005, if it is unable to complete to its satisfaction certain due diligence related to the valuation of BEI’s real estate.
(PAUSE)
•	I should also point out that until our shareholders approve this merger agreement — it is possible for someone to submit an unsolicited superior offer. And, if it truly were superior in terms of price, terms and conditions, our Board would have a fiduciary duty to consider the superior offer.
(PAUSE)
•	Now ... for us at BEI, we have to get stockholder approval of the transaction. This involves calling another meeting of Stockholders and — as I mentioned earlier — distributing a Proxy Statement that describes the transaction in considerably more detail than what I’ve done this morning. We have to draft the Proxy materials and submit them to the SEC for approval. Then we’ll set the meeting date and begin to mail the Proxy to our stockholders. We don’t yet have that meeting scheduled, but we should be able to provide more information about timing within the next month, as North American Senior Care completes its final due diligence.

•	Because of the pending proxy process, I’m still forced by the lawyers to work from a script this morning — and you all know how happy I am about that. But there is a light at the end of the tunnel for me — and for you. As I indicated last week, I expect the transaction to close just after the start of the year — and, just to put your minds at ease, I mean the start of 2006. Then, I will finally be free of the lawyers when I talk with you.

(PAUSE)
•	But even an army of lawyers could not prevent me from telling all of you — again — how very proud I am. I’m proud of the dramatic turnaround we achieved together. Proud of the improvements we continue to make in providing quality care to the frail and elderly and to those who are in the final stages of life. Proud of your accomplishments this year — under very stressful and challenging conditions.
(PAUSE)
•	I’ve tried to tell you as much about the transaction as I can at this point, but if I have missed something, I’d be happy to respond to any questions you may have. However, I have to warn you in advance ... there are a lot of details that are yet to be worked out, so I may not be able to address your questions as fully as I’d like right now.

IMPORTANT INFORMATION
In connection with the merger, BEI will file a proxy statement and other materials with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. BEI and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding such individuals is included in the Company’s proxy statements and Annual Reports on Form 10K previously filed with the Securities and Exchange Commission and will be included in the proxy statement relating to the proposed transaction when it becomes available. You may obtain BEI’s proxy statement, when it becomes available, any amendments or supplements to the proxy statement and other relevant documents free of charge at www.sec.gov. You may also obtain a free copy of BEI’s proxy statement, when it becomes available, any amendments and supplements to the proxy statement and other relevant documents by writing to BEI at 1000 Beverly Way, Fort Smith, Arkansas 72919, Attn: Investor Relations or at www.beverlycorp.com under the tab “Investor Information” and then under the heading “SEC Filings”.
FORWARD LOOKING STATEMENTS
The statements in this document relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, including the risks and uncertainties detailed from time to time in BEI’s filings with the Securities and Exchange Commission. In particular, statements regarding the consummation of the merger are subject to risks that the conditions to the transaction will not be satisfied, including the risk that regulatory approvals will not be obtained. North American Senior Care, Inc. may terminate the merger agreement on or before August 23, 2005, if it is unable to complete to its satisfaction certain due diligence related to the valuation of BEI’s real estate. In addition, our results of operations, financial condition and cash flows also may be adversely impacted by the recently concluded auction process and the announcement of the proposed transaction, which may impact our ability to attract and retain customers, management and employees. We have incurred and will continue to incur significant advisory fees and other expenses relating to the auction process and the transaction. Although BEI believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. BEI assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.